EXHIBIT 99.1
Oxford Industries, Inc. Press Release
222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact:	J. Reese Lanier, Jr.
Telephone:	(404) 653-1446
Fax:	(404) 653-1545
E-Mail:	rlanier@oxfordinc.com
FOR IMMEDIATE RELEASE
June 5, 2007
Oxford Industries Issues Guidance for Full Year and First Quarter of Fiscal 2008
ATLANTA, GA. — Oxford Industries, Inc. (NYSE:OXM) today updated its guidance for the fourth quarter of fiscal 2007 and initiated guidance for the full year and first quarter of fiscal 2008.
The Company noted that Tommy Bahama and Ben Sherman achieved their plan for the fourth quarter of fiscal 2007. For Ben Sherman, this represented a dramatic improvement in profitability over the fourth quarter of fiscal 2006. However, continued weakness in the tailored clothing sector depressed the results of the Menswear Group for the fourth quarter of fiscal 2007. The Company believes that below plan results at many retailers for the combined months of March and April led to shipment deferrals and tight selling windows. As a result, the Company expects to report fourth quarter net sales in the lower half of its previously issued net sales guidance of $285 million to $295 million.
In response to this situation, the Company accelerated efforts to rationalize underperforming businesses and incurred approximately $0.03 per diluted share of previously unanticipated severance cost during the fourth quarter of fiscal 2007. Based on the challenges in tailored clothing and severance costs, the Company now anticipates fourth quarter earnings from continuing operations per diluted share of between $1.00 and $1.05 which compares to its previous guidance range of $1.07 to $1.14. Diluted earnings from continuing operations for the fourth quarter of fiscal 2007, adjusted for unusual items, are expected to be within a range of $0.96 to $1.01 compared to diluted earnings from continuing operations per common share of $0.91, adjusted for unusual items, for the fourth quarter of fiscal 2006. Please see the attached reconciliation of GAAP and adjusted diluted earnings from continuing operations per common share.
J. Hicks Lanier, Chairman and Chief Executive Officer of Oxford Industries, Inc., commented, “We are very pleased with the performance of our Tommy Bahama business, which continues to show strength across an increasing variety of product categories and sub-brands, at both wholesale and retail. We are excited to continue to demonstrate the power of the brand and the lifestyle it represents. We are also enthusiastic about the prospects for continued improvement in profitability and brand positioning of Ben Sherman, both in the United Kingdom and in the United States. We believe that we are on the right path to make Ben Sherman a truly international contemporary lifestyle brand. While results in our legacy businesses have been more challenging, we have taken the necessary steps to improve operations. We have rationalized underperforming businesses and focused our resources on our best opportunities. We are continuing to evaluate a number of strategies to further improve our profitability and to maximize shareholder value.”

For fiscal 2008, the company expects a healthy sales increase from Tommy Bahama, Ben Sherman and its tailored clothing business to be offset by a planned sales decline due to rationalization in the balance of its historical men’s sportswear businesses. The Company also expects significant improvement in profitability for fiscal 2008 driven by growth in Tommy Bahama and Ben Sherman and a rebound in profitability in its tailored clothing business. Therefore, the Company expects to report fiscal 2008 diluted earnings from continuing operations per common share in a range of $3.10 to $3.25. This compares to the current guidance range for diluted earnings from continuing operations per common share, adjusted for unusual items, of $2.90 to $2.95 for fiscal year 2007.
Further, the Company expects first quarter fiscal 2008 net sales in the range of $245 million to $255 million and first quarter diluted earnings from continuing operations per common share to be between $0.46 and $0.51 per share. The expected year-over-year reduction in sales and earnings is attributable to the rationalization that has taken place in the Company’s historical sportswear businesses as well as start-up costs associated with the establishment of two retail/restaurant compounds and an e-commerce initiative in the Tommy Bahama Group.
Mr. Lanier continued, “Overall, we continue to be well positioned to grow our business, particularly with our branded properties. It remains our mission to transform Oxford into a diversified and lifestyle oriented branded apparel company. Both Tommy Bahama and Ben Sherman continue to have tremendous opportunity for growth and form the cornerstone of our strategy for the future.”
Mr. Lanier concluded, “While our historical businesses have required some streamlining and repositioning, we believe that these businesses will now be far healthier and squarely focused on their best opportunities for profitability. We are committed to ensuring that we take appropriate actions to maximize value to our shareholders and continue to explore a range of strategic opportunities, both within our existing portfolio of businesses and in the broader apparel market, to achieve this goal.”
The Company will hold a conference call with senior management to discuss guidance at 4:30PM ET today. A live web cast of the conference call will be available on the Company’s web site at www.oxfordinc.com. Please visit the web site at least 15 minutes before the call to register for the teleconference web cast and download any necessary software.
A replay of the call will be available through June 12, 2007. To access the telephone replay, participants should dial (719) 457-0820. The access code for the replay is 2314814. A replay of the web cast will also be available following the teleconference on Oxford Industries’ corporate web site at www.oxfordinc.com.
Oxford Industries, Inc. is a producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford’s brands include Tommy Bahama®, Indigo Palms®, Island Soft®, Ben Sherman®, Arnold Brant®, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Kenneth Cole®, Nautica®, Geoffrey Beene®, Dockers® and Oscar de la Renta® labels. Oxford’s wholesale customers are found in every major channel of distribution, including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.
Oxford’s stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our web site at www.oxfordinc.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Various statements in this press release, in future filings by us with the Securities and Exchange Commission and in oral statements made by or with the approval of our management include forward-looking statements about future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. We intend for all such forward-looking statements contained herein, the entire contents of our web site, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Important assumptions relating to these forward-looking statements include, among others, assumptions regarding demand for our products, expected pricing levels, raw material costs, the timing and cost of planned capital expenditures, expected outcomes of pending litigation and regulatory actions, competitive conditions, general economic conditions and expected synergies in connection with acquisitions and joint ventures. Forward-looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. You are encouraged to review the information in our Form 10-K for the fiscal year ended June 2, 2006 under the heading “Risk Factors” (and those described from time to time in our future reports filed with the Securities and Exchange Commission), which contains additional important factors that may cause our actual results to differ materially from those projected in any forward-looking statements. We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Reconciliation of GAAP Earnings from Continuing Operations to Earnings from Continuing Operations, as adjusted
Set forth below is our reconciliation of our estimated fourth quarter of fiscal 2007 and actual fiscal 2006 and estimated full year fiscal 2007 and actual fiscal 2006 GAAP diluted earnings from continuing operations per common share to diluted earnings from continuing operations per common share to exclude certain non-recurring items which include (i) the net gain on the sale of certain real property sold in the fourth quarter of fiscal 2007, (ii) the impact of our repatriation of foreign earnings during the fourth quarter of fiscal 2006, (iii) the impact of fiscal 2007 severance costs in our Menswear Group and (iv) the impact of fiscal 2006 restructuring charges in our Menswear Group. We believe that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Therefore we believe that presenting our expected results excluding these items provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise. We use the results excluding these items to discuss our business with investment institutions, our board of directors and others. Further, we believe that presenting our results excluding these items provides useful information to investors because this allows investors to compare our estimated results for fourth quarter and full year of fiscal 2007 to other periods.

		Updated
	Most Recent Guidance	Fourth Quarter
	Fourth Quarter	Fiscal 2007	Fourth Quarter
	Fiscal 2007	Estimate	Fiscal 2006
Per Diluted Common Share:
GAAP earnings from continuing operations	$1.07 - $1.14	$1.00 - $1.05	$1.02
Gain on sale of property	($0.07)	($0.07)	—
Impact of foreign earnings repatriation	—	—	($0.17)
Impact of fiscal 2007 severance costs	—	$0.03	—
Fiscal 2006 restructuring charges	—	—	0.06

Earnings from continuing operations, as adjusted	$1.00 - $1.07	$0.96 - $1.01	$0.91

	Most Recent	Updated
	Guidance	Fiscal 2007
	Fiscal 2007	Estimate	Fiscal 2006
Per Diluted Common Share:
GAAP earnings from continuing operations	$2.92 - $2.99	$2.85 - $2.90	$2.88
Gain on sale of property	($0.07)	($0.07)	—
Impact of foreign earnings repatriation	—	—	($0.17)
Impact of fiscal 2007 severance costs	$0.09	$0.12	—
Fiscal 2006 restructuring charges	—	—	0.12

Earnings from continuing operations, as adjusted	$2.94 - $3.01	$2.90 - $2.95	$2.83